UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2003

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1300 Main Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant's telephone number, including area code)

Item 7.  Exhibits

99.1	Corrected Press Release dated December 22, 2003, furnished solely for the purposes of incorporation by reference into Item 9 herein.

Item 9.  Regulation FD Disclosure.

         The purpose of this Form 8-K/A is to correct the press release that was attached as exhibit 99.1 to the Form 8-K filed by the Company on December 22, 2003. The press release heading was mistakenly titled "MGP Ingredients Reports First Quarter Results". The correct title is, "MGP Ingredients Awards European Distribution Rights To German Company". Attached as Exhibit 99.1 and furnished solely for the purposes of incorporation into this Item 9, is the corrected press release which was issued on December 22, 2003, by MGP Ingredients, Inc.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: December 23, 2003	By:/s/ Laidacker M. Seaberg
Laidacker M. Seaberg President and Chief Executive Officer

INDEX TO EXHIBITS

99.1	Corrected Press Release dated December 22, 2003, furnished solely for the purposes of incorporation by reference into Item 9 herein.